     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 10, 1998
                                                      REGISTRATION NO. 333-
================================================================================

                         SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C.  20549
                          _______________________________

                                      FORM S-1

              REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                          _______________________________

                                  ADAMS GOLF, INC.

               (Exact name of registrant as specified in its charter)



        DELAWARE                        3949                   75-2320087
    (State or other        (Primary Standard Industrial     (I.R.S. Employer
    jurisdiction of         Classification Code Number)   Identification Number)
   incorporation or
     organization)

                           300 DELAWARE AVENUE, SUITE 548
                            WILMINGTON, DELAWARE  19801
                                   (302) 427-5892
              (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                B.H. (BARNEY) ADAMS
                              CHIEF EXECUTIVE OFFICER
                          300 DELAWARE AVENUE, SUITE 548
                            WILMINGTON, DELAWARE  19801
                                   (302) 427-5892
              (Name, address, including zip code, and telephone number,
                      including area code, of agent for service)

                                     COPIES TO:
           JOSEPH A. HOFFMAN                          KENNETH L. GUERNSEY
           J. DAVID WASHBURN                             KARYN R. SMITH
          ARTER & HADDEN LLP                           COOLEY GODWARD LLP
      1717 MAIN STREET, SUITE 4100                ONE MARITIME PLAZA 20TH FLOOR
          DALLAS, TEXAS 75201                    SAN FRANCISCO, CALIFORNIA 94111
            (214) 761-2100                               (415) 693-2000

                           _______________________________

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
 As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: / /

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective Registration Statement for the same offering. /X/ 333-51715

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / _____________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / _____________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                          CALCULATION OF REGISTRATION FEE

================================================================
  TITLE OF EACH CLASS OF    PROPOSED MAXIMUM       AMOUNT OF
     SECURITIES TO BE      AGGREGATE OFFERING     REGISTRATION
       REGISTERED                 PRICE               FEE
----------------------------------------------------------------
     Common Stock,
    $.001 par value....       $4,000,000(1)       $1,180.00(2)
================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended.
(2) The Company has previously paid a filing fee of $32,450 in connection with Registration Statement No. 333-51715.

================================================================================

                                  EXPLANATORY NOTE

     This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form S-1 (Reg. No. 333-51715) filed by Adams Golf, Inc. (the "Company") with the Securities and Exchange Commission on May 4, 1998, as amended by the Pre-Effective Amendment No. 1 thereto filed on June 10, 1998, Pre-Effective Amendment No. 2 thereto filed on July 6, 1998 and Pre-Effective Amendment No. 3 thereto filed on July 9, 1998, which Registration Statement was declared effective July 9, 1998, are incorporated in their entirety herein by reference.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plano, State of Texas, on July 10, 1998.

                                       ADAMS GOLF, INC.


                                       By:  /s/ Richard H. Murtland
                                          ------------------------------------
                                          Richard H. Murtland
                                          VICE PRESIDENT - RESEARCH AND
                                          DEVELOPMENT, SECRETARY AND TREASURER


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below on the 10th day of July, 1998 by or on behalf of the following persons in the capacities indicated.

         Signature                               Title
         ---------                               -----

  /s/ B.H. (BARNEY) ADAMS* Chairman of the Board, Chief Executive Officer, and ------------------------ President (PRINCIPAL EXECUTIVE OFFICER)
    B.H. (Barney) Adams

   /s/ DARL P. HATFIELD*    Senior Vice President - Finance and Administration
  ------------------------  and Chief Financial Officer (PRINCIPAL FINANCIAL
      Darl P. Hatfield      AND ACCOUNTING OFFICER)

   /s/ Richard H. Murtland
  ------------------------  Vice President  -  Research and Development,
    Richard H. Murtland     Secretary, Treasurer and Director

  /s/ PAUL F. BROWN, JR.*
  ------------------------  Director
     Paul F. Brown, Jr.

   /s/ ROLAND E. CASATI*
  ------------------------  Director
      Roland E. Casati

    /s/ FINIS F. CONNER*
  ------------------------  Director
      Finis F. Conner


  ------------------------  Director
        Mark Mulvoy


  /s/ STEPHEN R. PATCHIN*
  ------------------------  Director
     Stephen R. Patchin

 *By: /s/ Richard H. Murtland
     ------------------------
      Richard H. Murtland
       ATTORNEY-IN-FACT

                              INDEX TO EXHIBITS

(a)  Exhibits

     1.1.    Form of Underwriting Agreement*

     3.1.    Amended and Restated Certificate of Incorporation of the
             Registrant*

     3.2.    Amended and Restated Bylaws of the Registrant*

     4.1.    1998 Stock Incentive Plan of the Registrant dated February 26,
             1998*

     4.2.    1996 Stock Option Plan dated April 10, 1996*

     4.3. Registration Rights Agreement dated April 30, 1998, among the Registrant and certain stockholders of the Registrant*

     4.4.    Adams Golf, Ltd. 401(k) Retirement Plan*

     4.5.    Form of Common Stock Certificate for the Registrant*

     5.1. Opinion of Arter & Hadden LLP as to legality of securities being offered**

     10.1.   Agreement between the Registrant and Nick Faldo, dated April 22,
             1998*

     10.2. Revolving Credit Agreement dated February 27, 1998, between Adams Golf Direct Response, Ltd., Adams Golf, Ltd. and NationsBank of Texas, N.A.*

     10.3. Commercial Lease Agreement dated December 5, 1997, between Jackson Shaw Technology Center II, Ltd. and the Registrant*

     10.4. Commercial Lease Agreement dated April 6, 1998 between Jackson-Shaw Technology Center II, Ltd. and the Registrant*

     10.5. Letter Agreement dated April 13, 1998, between the Registrant and Darl P. Hatfield.*

     11.1.   Computation of Income (Loss) Per Share*

     21.1.   Subsidiaries of the Registrant*

     23.1.   Consent of Arter & Hadden LLP (included in their opinion filed as
             Exhibit 5.1)**

     23.2.   Consent of KPMG Peat Marwick LLP**

     23.3.   Consent of Aquilino & Welsh**

     24.1. Power of Attorney (previously included on Page II to the Registrant's Registration Statement on Form S-1 (Reg. No. 333-51715)*

     27.1.   Financial Data Schedule*

--------------------------
* Incorporated by reference to the Registrant's Registration Statement on Form S-1, as amended (Reg. No. 333-51715)

**   Filed herewith.